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                                                                    EXHIBIT 23.8
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                                  [LETTERHEAD]

PERSONAL AND CONFIDENTIAL
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August 21, 2000

Board of Directors
WPP Group plc
27 Farm Street
London W1X 6RD
United Kingdom

Re:  Amendment No. 1 to Registration Statement
    on Form F-4 (File No. 333-40516) of WPP Group plc
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Ladies and Gentlemen:

Reference is made to our opinion letter dated May 11, 2000 with respect to the fairness from a financial point of view to WPP Group plc ("WPP") of the exchange ratio of 0.835 of an American Depositary Share of WPP ("WPP ADS"), each WPP ADS representing five ordinary shares, nominal value 10p each, of WPP ("WPP Ordinary Shares"), to be paid by WPP for each outstanding share of common stock, par value $0.01 per share ("Y&R Shares"), of Young & Rubicam Inc. ("Y&R") (with each holder of Y&R Shares being entitled to elect to receive the WPP Ordinary Shares underlying all or a portion of the WPP ADSs the holder is otherwise entitled to receive) pursuant to the Agreement and Plan of Merger, dated as of May 11, 2000, among WPP, Y&R and York Merger Corp., a direct wholly owned subsidiary of WPP.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of WPP in connection with the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that WPP has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinions of WPP's Financial Advisors", "The Merger--Background of the Merger" and "The Merger--Opinions of WPP's Financial Advisors--Opinion of Goldman, Sachs & Co." and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
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Goldman, Sachs & Co.